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Exhibit 10.33

RESTRICTED STOCK UNIT AGREEMENT
under the
Hexcel Corporation Incentive Stock Plan

        This Restricted Stock Unit Agreement (the "Agreement"), is entered into as of the Grant Date, by and between Hexcel Corporation, a Delaware corporation (the "Company"), and the Grantee.

        Pursuant to the Hexcel Corporation Incentive Stock Plan (the "Plan"), the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has determined that the Grantee shall be granted Restricted Stock Units ("RSUs") upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

        1.    Notice of Grant; Incorporation of Plan. A Notice of Grant is attached hereto as Annex A and incorporated by reference herein. Unless otherwise provided herein, capitalized terms used in this Agreement and set forth in the Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used in this Agreement and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section X of the Plan. The RSUs granted herein constitute an Award within the meaning of the Plan.

        2.    Terms of Restricted Stock. The grant of RSUs provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

          (a)  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Company's common stock, $.01 par value per share (the "Common Stock") in respect of the RSUs until such RSUs have vested and been distributed to the Grantee in the form of shares of Common Stock.

          (b)  Except as provided in this Section 2(b), the RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the distribution of the Common Stock in respect of such RSUs and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer RSUs in contravention of this Section is void ab initio. RSUs shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Grantee shall be permitted to transfer RSUs to members of his or her immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; provided, however, that no consideration can be paid for the transfer of the RSUs and the transferee of the RSUs shall be subject to all conditions applicable to the RSUs (including all of the terms and conditions of this Agreement) prior to transfer.

        3.    Vesting and Conversion of RSUs. The RSUs shall vest and be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Grantee at the rate of 33 1/3% of the RSUs on each of the first three anniversaries of the Grant Date. Upon the distribution of the shares of Common Stock in respect of the RSUs, the Company shall issue to the Grantee or the Grantee's personal representative a stock certificate representing such shares of Common Stock, free of any restrictions.

        4.    Termination of Employment; Change of Control.

          (a)  For purposes of the grant hereunder, any transfer of employment by the Grantee among the Company and its Subsidiaries shall not be considered a termination of employment. Notwithstanding any other provision contained herein or in the Plan, (i) if the Grantee dies or terminates employment due to Disability (as defined in the last Section hereof), all RSUs shall vest, be converted into shares of Common Stock and be immediately distributed to the Grantee, (ii) if the Grantee's employment with the Company is involuntarily terminated other than for Cause (as defined in the last Section hereof), all RSUs shall vest, be converted into shares of Common Stock and be immediately distributed to the Grantee, and (iii) if the Grantee's employment with the Company terminates due to the Grantee's Retirement (as defined in the last Section hereof), all RSUs shall vest, be converted in shares of Common Stock and be immediately distributed to the Grantee.

          (b)  Subject to Section 4(a) hereof, if the Grantee's employment with the Company is involuntarily terminated for Cause or the Grantee voluntarily terminates his employment with the Company, the Grantee shall forfeit all RSUs which have not yet become vested as of the date of termination of employment.

          (c)  In the event of a Change in Control (as defined in the last Section hereof), all RSUs shall vest, be converted into shares of Common Stock and be immediately distributed to the Grantee.

        5.    Equitable Adjustment.

        The aggregate number of shares of Common Stock subject to the RSUs shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without the receipt of consideration by the Company, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Company.

        6.    Taxes. The Grantee shall pay to the Company promptly upon request any taxes the Company reasonably determines it is required to withhold under applicable tax laws with respect to the RSUs. Such payment shall be made as provided in Section IX(f) of the Plan.

        7.    No Guarantee of Employment. Nothing set forth herein or in the Plan shall confer upon the Grantee any right of continued employment for any period by the Company, or shall interfere in any way with the right of the Company to terminate such employment.

        8.    Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee's employment records, or such other address as the Grantee may designate in writing to the Company, or to the Company, Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Grantee.

        9.    Failure To Enforce Not a Waiver. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

        10.  Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

        11.  Incorporation of Plan. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section X of the Plan. The RSUs granted herein constitute Awards within the meaning of the Plan.

        12.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

        13.  Miscellaneous. This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

        14.  Definitions. For purposes of this Agreement:

          (a)  the term "Cause" shall mean (i) the willful and continued failure by the Grantee to substantially perform the Grantee's duties with the Company (other than any such failure resulting from the Grantee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Grantee by the Company, which demand specifically identifies the manner in which the Company believes that the Grantee has not substantially performed the Grantee's duties, or (ii) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Grantee's part shall be deemed "willful" unless done, or omitted to be done, by the Grantee not in good faith and without the reasonable belief that the Grantee's act, or failure to act, was in the best interest of the Company;

          (b)  the term "Change in Control" shall mean any of the following events:

            (1)  any Person is or becomes the Beneficial Owner, directly or indirectly, of 40% or more of either (a) the then outstanding Common Stock of the Corporation (the "Outstanding Common Stock") or (b) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Corporation (the "Total Voting Power"); excluding, however, the following: (i) any acquisition by the Corporation or any of its Controlled Affiliates, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Controlled Affiliates and (iii) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (3) below; or

            (2)  a change in the composition of the Board such that the individuals who, as of the effective date of this Employee Option Agreement, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Corporation's stockholders, was made or approved pursuant to the terms of each then existing Stockholders Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered a member of the Incumbent Board; or

            (3)  there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction (a) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Common Stock and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (b) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries); or

            (4)  the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation;

          (c)  the term "Disability" shall mean that, as a result of the Grantee's incapacity due to physical or mental illness or injury, the Grantee shall not have performed all or substantially all of the Grantee's usual duties as an employee of the Company for a period of more than one-hundred-fifty (150) days in any period of one-hundred-eighty (180) consecutive days;

          (d)  the term "Retirement" shall mean termination of the Grantee's employment, other than by reason of death or Cause, either (A) at or after age 65 or (B) at or after age 55 after five (5) years of employment by the Company (or a Subsidiary thereof);

          (e)  the term "Stockholders Agreement" shall mean any stockholders agreement, governance agreement or other similar agreement between the Corporation and a holder or holders of Voting Securities; and

          (f)    the term "Voting Securities" means Common Stock and any other securities of the Corporation entitled to vote generally in the election of directors of the Corporation.

Annex A

NOTICE OF GRANT
RESTRICTED STOCK UNITS
HEXCEL CORPORATION INCENTIVE STOCK PLAN

        The following employee of Hexcel Corporation, a Delaware corporation, or a Subsidiary, has been granted performance accelerated restricted stock units in accordance with the terms of this Notice of Grant and the Agreement to which this Notice of Grant is attached.

        The terms below shall have the meanings ascribed to them below when used in the Agreement.

Grantee
Address of Grantee
Employee Number
Employee ID Number
Foreign Sub Plan, if applicable
Grant Date
Aggregate Number of RSUs Granted

        IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Agreement to which this Notice of Grant is attached and execute this Notice of Grant and the Agreement as of the Grant Date.

Grantee		HEXCEL CORPORATION
By:
Ira J. Krakower Senior Vice President

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Annex A
NOTICE OF GRANT RESTRICTED STOCK UNITS HEXCEL CORPORATION INCENTIVE STOCK PLAN